Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pixelworks, Inc.

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading ‘Experts’ in the prospectus.

Our report refers to a change in the method of accounting for leases and a change in the method of accounting for revenue.

/s/ KPMG LLP

Portland, Oregon

November 6, 2020